UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

1301 McKinney Street, Houston, Texas 77010
(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange
Common Stock, par value $0.01	NRG	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

NRG Energy, Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company on January 7, 2026 (the “Original 8-K”), reporting the appointment of Robert J. Gaudette as the Company’s Chief Executive Officer effective April 30, 2026. This Amendment to the Original 8-K discloses, among other things, the material terms of Mr. Gaudette’s employment agreement, which was not yet finalized at the time of the filing of the Original 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Gaudette as Chief Executive Officer

As previously disclosed in the Original 8-K, the Board of Directors of the Company appointed Mr. Gaudette as President of the Company, effective January 6, 2026, and as Chief Executive Officer, effective April 30, 2026.

Biographical and other information about Mr. Gaudette is included in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 18, 2026, as supplemented on April 16, 2026 (the “2026 Proxy Statement”). Mr. Gaudette does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Gaudette has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Mr. Gaudette that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with his appointment as Chief Executive Officer, Mr. Gaudette entered into an employment agreement (the “Employment Agreement”) with the Company effective as of April 30, 2026 (the “Effective Date”), pursuant to which he will serve as President and Chief Executive Officer until the date that his employment is terminated by either party in accordance with the Employment Agreement (the “Employment Period”).

The Employment Agreement entitles Mr. Gaudette to an annual base salary of $1,200,000. For each annual period thereafter, the Board will determine whether to increase Mr. Gaudette’s annual base salary. The Board may decrease Mr. Gaudette’s base salary in the case of an across-the-board adjustment for senior executives, but not in excess of the same percentage as other senior executives as a group.

The Employment Agreement provides that, commencing on the Effective Date and for each fiscal year during the Employment Period, Mr. Gaudette is eligible to receive an annual bonus based on achievement of criteria determined by the Board as soon as administratively practicable following the beginning of the applicable fiscal year, with input from Mr. Gaudette. Mr. Gaudette’s target annual bonus will be equal to 125% of his base salary, and the actual annual bonus earned for 2026 will be prorated for the portion of the 2026 fiscal year following the Effective Date. For the portion of the 2026 fiscal year before the Effective Date, Mr. Gaudette will remain eligible to receive the annual bonus previously awarded to him for fiscal year 2026, which had a target amount equal to 100% of his base salary and which will be prorated for the portion of the 2026 fiscal year before the Effective Date.

The Employment Agreement provides that Mr. Gaudette is eligible to participate in the NRG Energy, Inc. Long-Term Incentive Plan (as may be amended from time to time or any successor plan), on such terms as are set forth in the plan, subject to the Board’s approval. For fiscal year 2026, Mr. Gaudette will receive a supplemental equity grant in the form of relative performance stock units (RPSUs) with a target grant-date fair value equal to $5,072,285. For fiscal year 2027, Mr. Gaudette will be eligible for an equity grant with a target grant-date fair value equal to no less than 825% of his base salary.

In addition to the compensation and benefits described above, the Employment Agreement provides that Mr. Gaudette will receive the following:

•	Reimbursement for annual tax return preparation expenses and tax advice and financial planning, up to a maximum of $25,000 per year, and reimbursement for legal fees and expenses incurred in connection with negotiating the Employment Agreement and other agreements referenced therein, up to a maximum of $10,000;
•	Eligibility to participate in the Company’s retirement plans, health and welfare plans, and disability insurance plans under the terms of such plans and to the same extent and under the same conditions as other senior management of the Company; and
•	Reimbursement of certain expenses in connection with litigation or other disputes under the Employment Agreement, subject to specified conditions.

Mr. Gaudette will receive the following severance benefits if his employment is involuntarily terminated by the Company without cause or if he terminates employment for good reason (each as defined in the Employment Agreement), subject to Mr. Gaudette executing a release of claims and compliance with the post-termination restrictive covenants described below:

•	A lump sum payment equal to two times Mr. Gaudette’s annual base salary (if such termination occurs within 6 months prior to or 24 months following a change in control, equal to 2.99 times the sum of Mr. Gaudette’s (a) annual base salary and (b) target annual bonus for the year of termination);
•	A lump sum payment equal to the target annual bonus for the year of termination, which amount will be prorated based on the number of days during the year that he was employed by the Company; and
•	Reimbursement of COBRA premiums for up to 18 months after the date of termination, except that such coverage will be discontinued if Mr. Gaudette becomes eligible for medical benefits from a subsequent employer or otherwise.

If Mr. Gaudette’s employment is terminated as a result of his death or disability, the Company agrees to pay him a lump sum payment equal to the target annual bonus for the year of termination, which amount will be prorated based on the number of days during the year that he was employed by the Company.

If an excise tax under Section 4999 of the Internal Revenue Code would be triggered by any payments under the Employment Agreement or otherwise upon a change in control, the Company will either (a) pay Mr. Gaudette any amounts, subject to Section 4999 of the Internal Revenue Code (and Mr. Gaudette will be responsible for the excise tax) or (b) reduce such payments so that no amounts are subject to Section 4999 of the Internal Revenue Code, whichever results in a better after-tax amount for Mr. Gaudette.

The Employment Agreement includes non-competition and non-solicitation restrictions on Mr. Gaudette during the term of his employment and for one year after his termination of employment. The Employment Agreement also includes Company indemnification obligations and, for Mr. Gaudette, confidentiality, non-disparagement and intellectual property restrictions and an obligation for Mr. Gaudette to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by the terms and provisions of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Transition and Retirement Agreement with Dr. Coben

Also as previously disclosed, Lawrence S. Coben stepped down as Chief Executive Officer and Chair of the Board effective April 30, 2026. In connection with Dr. Coben’s transition, on April 30, 2026, the Company entered into a transition and retirement agreement (the “Retirement Agreement”) with Dr. Coben, pursuant to which Dr. Coben will provide services to the Company as a non-executive employee advisor for the period beginning on April 30, 2026 and ending on January 4, 2027, or such later date as agreed in writing between the Company and Dr. Coben, unless earlier terminated in accordance with the Retirement Agreement.

Under the Retirement Agreement, Dr. Coben will receive a base salary at an annualized rate of $739,500, continued benefit plan participation, subject to the terms of the applicable plan, and will be eligible to receive an annual bonus for 2026 with a target amount equal to $1,848,750, subject to proration based on the time Dr. Coben served as the Company’s Chief Executive Officer in 2026, with the actual bonus earned based on the achievement of criteria determined by the Board of Directors. Dr. Coben will also be eligible for reimbursement of reasonable business expenses incurred in performing services under the Retirement Agreement in accordance with the Company’s policies.

Because Dr. Coben is retirement eligible, upon his departure from the Company on April 30, 2026, all of his outstanding equity awards that were granted at least 12 months prior to April 30, 2026 will continue to vest in accordance with the applicable terms.

The foregoing summary of the Retirement Agreement is not complete and is qualified in its entirety by the terms and provisions of the Retirement Agreement. A copy of the Retirement Agreement is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Employment Agreement, dated April 30, 2026, by and between NRG Energy, Inc. and Robert J. Gaudette
10.2*	Transition and Retirement Agreement, dated April 30, 2026, by and between NRG Energy, Inc. and Lawrence S. Coben
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*            Exhibit relates to compensation arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

Dated: April 30, 2026